UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2006

Power Integrations, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-23441	94-3065014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5245 Hellyer Avenue

San Jose, California 95138-1002

(Address of principal executive offices)

(408) 414-9200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On June 30, 2006, Power Integrations, Inc. entered into an offer letter with Rafael Torres pursuant to which Mr. Torres agreed to become Power Integrations’ Vice President of Finance and Administration and Chief Financial Officer. Pursuant to the Agreement, among other things, Mr. Torres will:

•	receive a salary of $240,000 per year,

•	be eligible to participate in Power Integrations’ Executive Staff Bonus program,

•	receive a bonus for 2006 of $100,000, prorated from the start date (approximately $50,000), provided that Mr. Torres remains employed with Power Integrations at the end of 2006,

•	subject to approval by the Board, receive an option to purchase up to 150,000 shares of Power Integrations’ common stock with an exercise price equal to the fair market value as of the date of grant, and

•	after one year of employment, be eligible to participate in Power Integrations’ Executive Officers Benefits program pursuant to the terms of that program.

Power Integrations may change compensation and benefits from time to time in its discretion.

On July 10, 2006, Power Integrations entered into an amendment to the offer letter, pursuant to which Power Integrations and Mr. Torres specifically agreed that Mr. Torres would begin employment on July 19, 2006, would be responsible for the proper certifications of the Power Integrations SEC filings, and would receive a $50,000 initial bonus, which he would have to repay if he resigned or was terminated for cause within six months of joining Power Integrations.

The Agreement and the Amendment are filed as exhibits to this Current Report on Form 8-K, the full terms of which are incorporated by reference here.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 14, 2006, the Board of Directors of Power Integrations, Inc. appointed Rafael Torres to the position of Power Integrations’ Vice President of Finance and Administration and Chief Financial Officer, such appointment to be effective upon the date Mr. Torres begins employment with Power Integrations.

Mr. Torres, age 39, has served as the Chief Financial Officer, Vice President, Finance and Secretary of PLX Technology, Inc. since November 2000. PLX Technology’s stock has been traded on The Nasdaq Stock Market since April 1999. Earlier in his career, Mr. Torres was employed with PriceWaterhouse LLP, a public accounting firm, as senior auditor. Mr. Torres is a Certified Public Accountant.

The description of the material terms of Mr. Torres’ compensation arrangements with Power Integrations is set forth in Item 1.01 of this Current Report on Form 8-K, which description is incorporated by reference here.

The announcement of Mr. Torres’ appointment as Chief Financial Officers was made by press release on the date of the filing of this Current Report on Form 8-K.

Item 8.01. Other Events.

On July 10, 2006, Power Integrations received notice from The Nasdaq Stock Market that it had been granted an extension of an upcoming interim deadline to file its Form 10-K for fiscal year 2005. As previously announced, the Nasdaq Listing Qualifications Panel had required that the company file its Form 10-K by July 12 as a condition of remaining listed on the Nasdaq National Market (now the Nasdaq Global Market). Power Integrations requested, and has been granted, an extension of this deadline to August 2, 2006, the same day by which the Panel requires the company to file its Form 10-Q for the quarter ended March 31, 2006.

The press release announcing such extension is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Offer Letter, dated June 30, 2006, between Power Integrations, Inc. and Rafael Torres.

10.2	Amendment to Offer Letter, dated July 6, 2006, between Power Integrations, Inc. and Rafael Torres.

99.1	Press Release, dated July 10, 2006, Announcing Nasdaq Extension of Interim Deadline.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Power Integrations, Inc.

By:	/s/ Balu Balakrishman
Name:	Balu Balakrishman
Title:	President and Chief Executive Officer

Dated: July 14, 2006

EXHIBIT INDEX

Exhibit No.	Description
10.1	Offer Letter, dated June 30, 2006, between Power Integrations, Inc. and Rafael Torres.

10.2	Amendment to Offer Letter, dated July 6, 2006, between Power Integrations, Inc. and Rafael Torres.

99.1	Press Release, dated July 10, 2006, Announcing Nasdaq Extension of Interim Deadline.